kline law group

www.klinelg.com

Kline Law Group, PC
100 Pine Street, Suite 1250
San Francisco, CA 94111
T – 415.745.3636
F – 415.745.3301

March 27, 2014

Caprock Oil, Inc.
11011 Richmond Avenue, Suite 525
Houston, Texas 77042

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about March 27, 2014 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to an additional of 240,000 shares of common stock, par value $0.01, of Caprock Oil, Inc. (formerly Stratum Holdings, Inc., and formerly Tradestar Services) that are to be issued pursuant to the Caprock Oil, Inc. 2005 Incentive Compensation Plan. Such shares of Common Stock are referred to herein as the "Shares," and such plan is referred to herein as the "Plan." As your legal counsel, we have examined the proceedings taken and are familiar with the actions proposed to be taken by you in connection with the sale and issuance of the Shares under the Plan and pursuant to the agreements related thereto.

In connection with this opinion, we have examined all documents, records, certificates and matters of law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Based on such examination, it is our opinion that, when issued and sold in the manner referred to in the Plan and pursuant to the agreements that accompany the Plan, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the

Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

Kline Law Group, PC

Scott C. Kline
President